SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2008 (March 31, 2008)

COMFORCE Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6081	36-2262248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 437-3300

___________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 31, 2008, the Company entered into amended and restated employment agreements with John C. Fanning, Chairman and Chief Executive Officer of the Company, and Harry V. Maccarrone, Executive Vice President and Chief Financial Officer of the Company.  On that date, the Company also restated its deferred compensation plan and its deferred vacation plan.  In each case, the changes were made to conform the terms of the agreements and plans to the requirements of the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.  The employment agreements were also revised to specify salaries effective as of April 1, 2008 of $588,500 for Mr. Fanning and $399,832 for Mr. Maccarrone. In addition, other changes were made to provide clarification and consistency in terms, which changes do not materially alter the Company’s obligations to these executives.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement dated as of March 31, 2008 between COMFORCE Corporation, COMFORCE Operating, Inc. and John C. Fanning.
10.2	Amended and Restated Employment Agreement dated as of March 31, 2008 between COMFORCE Corporation, COMFORCE Operating, Inc. and Harry V. Maccarrone.
10.3	Second Restated Deferred Compensation Plan approved as of March 31, 2008.
10.4	Second Restated Deferred Vacation Plan approved as of March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

By:	/s/ Harry V. Maccarrone
Harry V. Maccarrone
Executive Vice President and Chief Financial Officer

Dated: April 1, 2008

EXHIBIT INDEX

Item	Description
10.1	Amended and Restated Employment Agreement dated as of March 31, 2008 between COMFORCE Corporation, COMFORCE Operating, Inc. and John C. Fanning.
10.2	Amended and Restated Employment Agreement dated as of March 31, 2008 between COMFORCE Corporation, COMFORCE Operating, Inc. and Harry V. Maccarrone.
10.3	Second Restated Deferred Compensation Plan approved as of March 31, 2008.
10.4	Second Restated Deferred Vacation Plan approved as of March 31, 2008.